Exhibit 3.2

LOJACK CORPORATION

AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED BYLAWS

FOR THE REGULATION OF

LOJACK CORPORATION

A MASSACHUSETTS CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

NAME, OFFICES AND SEAL

Section 1.1. Name. The name of the corporation shall be LoJack Corporation (the “Corporation”).

Section 1.2. Registered Office. The Corporation shall have a Registered Office in the Commonwealth of Massachusetts. The Directors may at any time and from time to time change the location of the Registered Office of the Corporation in the Commonwealth.

Section 1.3. Other Offices. The Corporation may also have a Principal Office and any other office or offices at such other location or locations, within or without the Commonwealth of Massachusetts, as the Directors may from time to time designate.

Section 1.4. Seal. If the Board of Directors elects to have an official seal of the Corporation, then such seal shall bear the Corporation’s name, the year of its incorporation, and the word “Massachusetts,” and shall otherwise be in such form as the Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS

Section 2.1. Place of a Meeting. All meetings of shareholders shall be held at a place specified in the notice of the meeting or solely by means of remote communication in accordance with Section 2.9.

Section 2.2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the Commonwealth of Massachusetts, or, within the sole discretion of the Board of Directors, by remote communication, on such date and hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. If no annual meeting is held, then a special meeting in lieu of an annual meeting may be held on a date determined by the Board of Directors and any action taken at such meeting shall have the same effect as though it were taken at an annual meeting.

Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than ten percent of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the shareholders. Special meetings of the shareholders shall be held at such places, within or without the Commonwealth of Massachusetts, or, within the sole discretion of the Board of Directors, by remote communication, as shall be specified in the respective notices or waivers of notice thereof.

Section 2.4. Notice of Meetings. Except as otherwise permitted by law, written notice of the date, time and place of all meetings of shareholders stating the purposes of the meeting shall be given by the Secretary or an Assistant Secretary (if any) or other authorized person to each shareholder entitled to vote thereat. Notice may be electronic to the extent permitted by law, or may be given in person, by telephone, by voicemail or by messenger, or by posting it, postage prepaid addressed to him or her at his or her address as it appears in the records of the Corporation, or by any other means permitted by law, and in any case at least seven (7), but not more than sixty (60) days before the meeting.

No notice of any meeting or of the purposes thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney, is filed with records of the meeting.

Section 2.5. Quorum. At a meeting of the shareholders, a majority of votes entitled to be cast on a matter shall constitute a quorum. If there is less than a quorum at a meeting, a majority of the shares represented may vote to adjourn indefinitely, or may vote to adjourn from time to time and without giving further notice of the adjournment other than the announcement at the meeting at which the vote for adjournment is taken; provided, however, that if a new record date is set for the adjourned meeting, notice shall be given to anyone holding shares as of the new record date to the extent required by law. Any business may be transacted at such adjourned meeting that might have been transacted at the meeting originally called.

Section 2.6. Voting. Unless the Articles of Organization provide otherwise, each shareholder is entitled to one vote for each share held by such shareholder, regardless of class, on each matter voted on at a shareholders’ meeting. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the Massachusetts Business Corporation Act (the “Act”). Subject to the provisions of Section 7.24 of the Act and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 2.7. Actions without a Meeting.

(a) Action to be taken at an annual or special shareholders’ meeting may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 2.7. A consent signed under this Section has the effect of a vote at a meeting.

(b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action authorized by such consent is taken, shall give notice, which complies in form with the requirements of Section 2.4, of the action (1) to nonvoting shareholders in any case where such notice would be required by law if the action were taken at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

Section 2.8. Record Date. The Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.9. Meetings by Remote Communication. Unless otherwise provided in the Articles of Organization, if authorized by the Directors: any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.10. Permissible Forms of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 3.1. Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation subject to any limitations set forth by statute, the Articles of Organization or these Bylaws.

Section 3.2. Number, Election and Term of Directors. The authorized number of Directors of the Corporation shall be two; provided, however, that the Board of Directors shall have the authority to increase or decrease the number of the Directors of the Corporation (but not to fewer than the number of Directors then in office). Director(s) need not be shareholders unless so required by the Articles of Organization. The Director(s) shall be elected by the shareholders at the annual meeting or any special meeting called for such purpose. If for any cause, the Director(s) shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. Each Director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A Director may resign at any time upon written notice to the Board of Directors, its chairperson or the Corporation.

Section 3.3. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: (a) the shareholders may fill the vacancy; (b) the Board of Directors may fill the vacancy; or (c) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 3.4. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the Commonwealth of Massachusetts as may from time to time be fixed by vote of the Board of Directors, or as may be specified in the notice of the meeting. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and other regular meetings shall be held at such times and places as may from time to time be fixed by vote of the Board of Directors. Special meetings of the Board of Directors may be held at any time upon the call of the President by any form of notice permitted by the Act duly served on or sent or mailed to each Director not less than two days before such meeting. No notice of any regular meeting of the Board of Directors shall be required. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 3.5. Quorum; Voting. Except as otherwise provided by law, the Articles of Organization or these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.6. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.7. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Section 3.4 through Section 3.6 shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. A committee may not, however: (a) authorize distributions; (b) approve or propose to shareholders actions that the Act requires be approved by shareholders; (c) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors; (d) amend the Articles of Organization; (e) adopt, amend or repeal Bylaws; or (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the applicable standards of conduct prescribed by the Articles of Organization, these Bylaws, or otherwise by law.

Section 3.8. Fees and Compensation. Directors and members of committees may receive compensation for their services and reimbursements for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9. Loans to Directors. The Corporation may not lend money to, or guarantee the obligation of a Director of, the Corporation unless: (a) the specific loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited Director; or (b) the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section shall not affect the borrower’s liability on the loan.

ARTICLE IV

OFFICERS

Section 4.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Treasurer, a Secretary, and such other officers (if any), including Vice-Presidents and Assistant Treasurers and Assistant Secretaries, as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

Section 4.2. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. An officer may resign at any time by delivering notice to the Corporation. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

Section 4.3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 4.4. President. The President when present shall preside at all meetings of the shareholders and, if there is no Chairman of the Board of Directors, of the Directors. He or she shall be the chief executive officer of the Corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 4.5. Treasurer. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 4.6. Secretary. The Secretary shall have responsibility for preparing minutes of the Directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

ARTICLE V

INDEMNIFICATION

Section 5.1. Certain Definitions. For the purposes of this Article, the following definitions shall apply:

(a) The term the “Corporation” shall include, in addition to the resulting corporation, any constituent or predecessor corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of these Bylaws with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b) “Director” or “Officer” means an individual who is or was a director or officer, respectively, of the Corporation or who is or was serving at the Corporation’s request as a director, manager, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “Officer” includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

(c) “Disinterested Director” means a director who, at the time of a vote or selection referred to in Section 5.4, is neither a party to the proceeding, nor an individual having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(d) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(e) “Liability” shall be broadly construed and shall include, without limitation, the obligation to pay a judgment, compromise, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

(f) “Party” means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding, or is a participant in a proceeding as a witness, or otherwise involved or threatened to be involved in a proceeding.

(g) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

Section 5.2. Indemnification of Officers, Directors. The Corporation shall, to the fullest extent legally permissible, indemnify any person who is a Party to a proceeding against all Liability incurred by reason of the fact that he or she is or was a Director or Officer of the Corporation, while serving or thereafter.

Section 5.3. Advancement of Expenses. Expenses incurred by any Director or Officer of the Corporation who is a Party to a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding to the full extent and under the circumstances permitted by the Act if such Director or Officer delivers to the Corporation:

(a) (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct under the Act or that the proceeding involves conduct for which Liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the Act or any successor provision to such Section; and (ii) his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 5.4 or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct under the Act. Such undertaking must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to the financial ability of the Director or Officer to make repayment; or

(b) such other written affirmation and/or written undertaking, which form may be provided under an indemnification agreement between the Corporation and such Director or Officer.

Section 5.4. Determination of Indemnification. Unless an indemnification agreement between the Corporation and a Director or Officer provides otherwise (and such provision is legally permissible), upon written request seeking indemnification under this Article V, the determination of whether a Director or Officer has met the relevant standard of conduct, and in the case of any agent for whom provision of indemnification is not mandatory, whether and on what terms and conditions to provide indemnification, shall be made:

(a) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by vote;

(b) by special legal counsel (1) selected in the manner prescribed in paragraph (a); or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as Disinterested Directors may participate; or

(c) by the shareholders, but shares owned by or voted under the control of (1) a Director who at the time does not qualify as a Disinterested Director, or (2) a person not independent of any person with respect to whom such determination is being made may not be voted on the determination.

Section 5.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of the Corporation against any Liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify against such Liability under the provisions of the Articles of Organization or these Bylaws.

Section 5.6. Not an Exclusive Remedy. The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Organization, these Bylaws, agreement, vote of shareholders or disinterested Directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators.

Section 5.7. Indemnification of Other Persons. The provisions of this Article V shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the shareholders may determine in a specific instance or by resolution of general application.

Section 5.8. Contractual Nature. The obligations of the Corporation to indemnify a director, officer, trustee, employee or agent under this Article V, including the duty to advance expenses, shall be considered a contract between the Corporation and such director, officer, trustee, employee or agent, and no modification or repeal of any provision of this Article V shall affect, to the detriment of such director, officer, trustee, employee or agent, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 5.9. Savings Clause. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to all charges with respect to any proceeding to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated or by any other applicable law.

(a) Application of this Article. If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

(b) Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

ARTICLE VI

STOCK

Section 6.1. Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 6.2. Stock Certificates. Shares of the capital stock of the Corporation need not be represented by certificates but may be recorded in book entry form. If certificates for shares of capital stock of the Corporation are issued, such certificates shall be in the form adopted by the Board of Directors, shall be signed, either manually or by facsimile, by the President or a Vice President (if any) and by the Secretary or Treasurer, or by any two officers designated by the Board of Directors, and shall bear the Corporation’s seal (if there is one) or its facsimile. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 6.3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine pursuant to Massachusetts law.

Section 6.4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws, the Articles of Organization or Massachusetts’ law as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 6.5. Holders of Record. The Corporation shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the Corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

Section 6.6. Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed by the Articles of Organization, these Bylaws or by an agreement among any number of shareholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction. Restrictions shall be noted on the front or back of share certificates.

ARTICLE VII

CORPORATE RECORDS

Section 7.1. Records To Be Kept. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

Section 7.2. Records in the Commonwealth. The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary (if any) or of its registered agent:

(a) its Articles or Restated Articles of Organization and all amendments to them currently in effect;

(b) its Bylaws or restated Bylaws and all amendments to them currently in effect;

(c) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(e) all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the Act for the past three years;

(f) a list of the names and business addresses of its current Directors and officers; and

(g) its most recent annual report delivered to the Massachusetts Secretary of State.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Amendments.

(a) The power to make, amend or repeal these Bylaws shall be in the shareholders. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the Act, the Articles of Organization, or these Bylaws, requires action by the shareholders.

(b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending the Bylaws. Any action taken by the Board of Directors with respect to the Bylaws may be amended or repealed by the shareholders.

Section 8.2. Emergency Bylaws. The Board of Directors may adopt emergency bylaws, as permitted by the Act.

Section 8.3. Fiscal Year. The fiscal year end of the Corporation shall be December 31st of each year.

Section 8.4. Forum For Adjudication Of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Massachusetts Business Corporation Act or the Corporation’s Articles of Organization or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants, be the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts (or, if and only if the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts lacks jurisdiction, another Massachusetts state court located in Suffolk or Norfolk County, or, if and only if all such state courts lack jurisdiction, the federal district court for the District of Massachusetts, Eastern Division, or, if and only if the federal district court for the District of Massachusetts, Eastern Division is an inappropriate division, then another division of the federal district court for the District of Massachusetts).